[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
GLOBAL SMALL CAP PORTFOLIO

10f-3 TRANSACTIONS FOR THE PERIOD AUGUST 1,1999 THROUGH AUGUST 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group From                   08/31/99
1-800 Flowres.com, Inc.   08/02/99 200      0.00%    $21.00   33,700     6,000   0.56%    Goldman Sachs & Co.    0
The Acrerley Group, Inc.  08/02/99 13,400   0.00%    $15.25   595,600    4,200   14.18%   Salomon Smith Barney   13,400
Homestore.com             08/04/99 900      0.00%    $20.00   157,400    7,000   2.25%    Morgan Stanley         0
Internet Gold             08/05/99 50,000   0.00%    $12.00   50,000     4,500   1.11%    Lehman Brothers        0
Agile Software Corp.      08/19/99 100      0.00%    $21.00   13,000     3,000   0.43%    Morgan Stanley         0

10f-3 TRANSACTIONS FOR THE PERIOD OF SEPTEMBER 1,1999 THROUGH NOVEMBER 30,1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/99
SDL Inc.                  09/21/99 100      0.00%    $82.00   14,800     2,950   0.50%    CIBC World Markets     0
Trintech Group PLC        09/23/99 200      0.00%    $11.55   47,300     5,800   0.82%    DB Clearing Services   0
Foundary Networks         09/28/99 400      0.00%    $25.00   83,500     5,000   1.67%    DB Clearing Services   0
Telemate.Net Software, Inc09/29/99 100      0.00%    $14.00   23,700     3,500   0.68%    Soundview Technology   0
Internap Network Services 09/29/99 500      0.00%    $20.00   112,200    8,700   1.29%    Morgan Stanley  & Co.  0
DII Group Inc.            09/29/99 3,400    0.00%    $33.00   669,800    6,000   11.16%   Salomon Smith Barney   3,400
Acme Communications       09/30/99 1,100    0.00%    $23.00   60,300     5,000   1.21%    DB Clearing Services   0
Illuminet Holdings, Inc.  10/07/99 100      0.00%    $19.00   22,500     3,900   0.58%    Morgan Stanley & Co.   0
World Wrestling Federation10/18/99 2,400    0.00%    $17.00   133,000    10,000  1.33%    Bear Stearns Sec.      0
Radio Unica Communications10/18/99 1,500    0.00%    $16.00   79,600     6,840   1.16%    Salomon Smith Barney   0
Martha Stewart Living Omni10/18/99 600      0.00%    $18.00   31,200     7,200   0.43%    Morgan Stanley & Co,   0
Crossroads Systems        10/19/99 100      0.00%    $18.00   9,500      3,500   0.27%    SG Cowen Securities    0
Aether Systems Inc.       10/20/99 400      0.00%    $16.00   89,400     6,000   1.49%    Merrill Lynch          0
Calpine Corp.             10/27/99 10,200   0.00%    $46.31   447,200    7,200   6.21%    CS First Boston Corp.  7,100
Predictive Systems Inc.   10/27/99 100      0.00%    $18.00   31,300     4,000   0.78%    BancBoston Robertson   0
Expedia, Inc.             11/09/99 200      0.00%    $14.00   8,300      5,200   0.16%    Goldman Sachs & Co.    0
Somera Communications     11/12/99 1,300    0.00%    $12.00   49,600     8,500   0.58%    Lehman Brothers        0
Metasolv Software         11/17/99 500      0.00%    $19.00   18,300     5,000   0.37%    Morgan Stanley & Co.   0
Symyx Technologies Inc.   11/17/99 6,700    0.00%    $14.00   134,100    5,538   2.42%    CS First Boston Corp.  6,700
Exactis Com Inc.          11/19/99 200      0.00%    $14.00   7,900      3,800   0.02%    Thomas Weisel Partn.   0
Mediaplex                 11/19/99 600      0.00%    $12.00   21,400     6,000   0.21%    Lehman Bros Inc.       0
Deltathree.com            11/22/99 400      0.00%    $15.00   13,800     600     0.23%    Lehman Bros Inc.       0
Smartkids.com             11/23/99 100      0.00%    $14.00   3,100      4,500   0.07%    Lewco Secs Agent       0
The Management Network Gro11/23/99 500      0.00%    $17.00   20,000     4,615   0.43%    Lewco Secs Agent       0

10f-3 TRANSACTIONS FOR THE PERIOD OF DECEMBER 1,1999 THROUGH JANUARY 31, 2000
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              01/31/00
Harris Interactive, Inc.  12/06/99 300      0.00%    $14.00   9,800      5,800   0.17%    Lehman Bros Inc.       0
Classic Communications Inc12/07/99 5,100    0.00%    $25.00   89,900     8,250   1.09%    Goldman Sachs & Co.    18,000
Free Markets Inc.         12/09/99 500      0.00%    $48.00   17,500     3,600   0.49%    Morgan Stanley & Co.   0
Tularik Inc.              12/09/99 1,700    0.00%    $14.00   50,200     6,950   0.72%    Lehman Bros Inc.       0
Medicalogic Inc.          12/10/99 300      0.00%    $17.00   8,000      5,300   0.15%    Pershing               0
Tritel Inc.               12/13/99 500      0.00%    $18.00   23,000     9,375   0.25%    Goldman Sachs & Co.    0
Xpedior Inc.              12/16/99 200      0.00%    $19.00   7,000      8,535   0.08%    First Union Capital    0
Packaging Corp of America 01/27/00 45,400   0.00%    $12.00   738,500    46,250  1.60%    Goldman Sachs & Co.    28,200
Extensity, Inc.           01/27/00 700      0.00%    $20.00   23,800     4,000   0.60%    DB Clearing Services   0
Caminus                   01/28/00 600      0.00%    $16.00   22,500     4,372   0.51%    DB Clearing Services   0
SBA Communications Corp.  01/28/00 4,700    0.00%    $27.00   181,300    6,000   3.02%    Lehman Bros Inc.       7,600

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.